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                                                                    Exhibit 99.2

                                     [LOGO]


NEWS                                                     FOR FURTHER INFORMATION

FOREST OIL CORPORATION                                CONTACT: DONALD H. STEVENS
1600 BROADWAY, SUITE 2200                           VICE PRESIDENT AND TREASURER
DENVER, COLORADO 80202                                            (303) 812-1500

FOR IMMEDIATE RELEASE

                             FOREST OIL CORPORATION
                      ANNOUNCES OPERATIONAL RESULTS FOR THE
                            FIRST SIX MONTHS OF 2001

DENVER, COLORADO - AUGUST 8, 2001 - - Forest Oil Corporation (NYSE:FST) (Forest) today announced operational results for the first six months of 2001 and upcoming projects for its North American and International operations.

CAPITAL ACTIVITIES

Forest reported capital spending of approximately $250 million related to drilling activities in the first six months of 2001. Forest's 2001 drilling activities have added more than 250 billion cubic feet equivalent (Bcfe) of proved reserves.

PRODUCTION

During the first six months of 2001, the Company produced approximately 87 Bcfe or 480 million cubic feet of natural gas equivalent per day (mmcfe/d). Natural gas production averaged 312 mmcf/d, up three percent over the same period in 2000. Liquids production averaged about 28,000 barrels per day, down 11 percent from the comparable period in 2000.
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The Company also today updated its production forecast for 2001. Forest currently assumes that average daily production for the full year will be approximately 500 mmcfe/d, which is at the lower end of the Company's previous forecast of 500 to 540 mmcfe/d after taking into account the impact of recent property sales.

ALASKA

~ REDOUBT SHOAL (100% WORKING INTEREST)

Forest drilled, logged and cored substantially all reservoir sections and tested the Redoubt Unit #2 well, located in the Cook Inlet of Alaska. The well extends the Redoubt Unit field to a southern fault block separate from the Redoubt Unit #1 discovery well. The Redoubt Unit #2 well was drilled to a total depth of 15,325 feet and logged approximately 452 feet of net pay. The #2 well tested at a stabilized flow rate of 1,170 bbls/d from two intervals in the Hemlock formation. Utilizing pressure data gathered during the flow test, the production rate for the well is estimated to be 3,000 bbls/d using artificial lift.

The Company estimates that recoverable oil in the Redoubt Unit will exceed 50 million barrels of oil. Forest has committed to full field development drilling and construction of production facilities, which are being designed to process 20,000 bbls/d. The cost of field development drilling and facilities construction in 2001 and 2002 is currently estimated to range from $150 to $175 million. First production is presently planned for the end of 2002.

~ MCARTHUR RIVER FIELD (46% WORKING INTEREST (AVERAGE))

The K-1 well was redrilled from the King Salmon Platform to a total depth of 13,780 feet in the McArthur River Field, and logged 500 feet of net pay in the G-Zone and Hemlock intervals. The well is currently producing 1,100 bbls/d from the G-Zone.

The K-13 well was redrilled from the King Salmon Platform to a total depth of 15,485 feet in the Hemlock reservoir of the McArthur River Field. The well is currently producing 7,100 bbls/d from an estimated 175 feet of net pay in the Hemlock interval.

CANADA

THE FOOTHILLS

As Forest has announced over the past six quarters, the Canadian Foothills has progressed into a long-term repeatable development project. Forest currently has four rigs operating in its Foothills plays. Locations are being prepared for four additional rigs, three of which have been contracted. The fourth contract is under negotiation. It is anticipated that seven rigs will remain active for Forest throughout the upcoming drilling season. Looking ahead, Forest believes it has identified over 80 development locations in Narraway, Cutpick, Ojay and Waterton.

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Since the beginning of the year, Forest has added 29,500 gross acres to its position in the trend that underlies its Cutpick and Narraway fields. Forest has now accumulated a total of 96,000 gross acres in this play.

A 3-D seismic program was completed covering a significant portion of Forest's lands in the Foothills. The program has confirmed the existence of multiple drilling locations, which Forest expects to exploit over the next three years.

~ NARRAWAY (100% WORKING INTEREST)

Since inception of this project, Forest has drilled four wells with a 100 percent success rate. Forest has committed to participate in the construction of a new gas plant. Construction is scheduled for the upcoming winter season with a currently projected on-stream date of April 1, 2002.

~ CUTPICK (40% - 57% WORKING INTEREST)

Since inception of this project, Forest has drilled nine wells in this field with a 100 percent success rate. Two wells are currently being drilled and two leases are under construction for projected spuds in mid-August and mid-September 2001.

~ OJAY (37.5 - 51% WORKING INTEREST)

Ojay is a northwest extension of the Cutpick/Narraway trend located in British Columbia. The first exploratory well at Ojay, which will earn 17 sections of land, spudded in late July 2001.

~ WATERTON (40% APO WORKING INTEREST)

The Shell Forest 7-3-6-3 W5 well is currently drilling and is expected to reach total depth later this month. The joint 3-D survey is being interpreted along with other existing 3-D's in the area.

NORTHWEST TERRITORIES

~ NAHANNI (SOUR GAS) (50% WORKING INTEREST)

Forest completed drilling of its C-31 well and failed to encounter the Nahanni thrust target as anticipated. Reprocessing of the 3-D seismic volume over the area has been completed and is being interpreted. Pending the results of this evaluation, the well may be sidetracked to reach the thrusted Nahanni feature later this year.

Forest and its partners have also completed a new 3-D program over the Liard North acreage where the P-66A well is situated. This program should allow Forest to evaluate a more favorable location to produce the P-66 gas. The seismic data is expected to be processed by early September 2001.

~ MATTSON (33.33% WORKING INTEREST)

The N-01 discovery well produced through May and June 2001 at test rates of up to 12 mmcf/d, but had to be shut in until a production license can be obtained. Minor regulatory approvals are still required and it is currently expected that the well will be on

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production by early September 2001. The Company anticipates additional drilling this winter based on a recently completed 2-D seismic program.

GULF OF MEXICO

During the second quarter, Forest's Gulf of Mexico Business Unit (GOM) drilled 11 wells of which ten were successful. Forest operated eight of the 11 wells. For the first six months of 2001, Forest's GOM unit has drilled 26 wells of which 23 have been successful. Presently, Forest is drilling or testing five operated wells. Activity during the second quarter includes the following highlights:

~ SOUTH MARSH ISLAND 149 (100% WORKING INTEREST) - The C-2 well was directionally drilled to a depth of 8,049 feet and discovered 172 feet of gas and oil pay in multiple Pleistocene age sands. The C-2 well is a successful follow-up to the C-1 discovery drilled in the first quarter. Platform installation is currently scheduled for September 2001. Initial production from the C-1 and C-2 wells is now targeted for December 2001. The third and final well of the initial field delineation phase is currently drilling. Additional exploration and development drilling is planned for 2002.

~ SOUTH TIMBALIER 72 (100% WORKING INTEREST) - The #19 well was successfully drilled to a depth of 9,485 feet and encountered oil pay in the objective Pliocene sand. The well was put on line in June 2001 at a rate of 670 bbls/d.

The #20 Sidetrack #2 was directionally drilled to a depth of 16,471 feet and encountered 49 feet of Miocene age gas and oil-bearing sands. The well is being connected to existing facilities with start-up currently scheduled for later this month.

~ SOUTH MARSH 97 (75% WORKING INTEREST) - The #1 well was directionally drilled in June 2001 to a depth of 3,068 feet and found 22 feet of gas pay in a single Upper Pleistocene age sand. A platform has been set and the well should be brought on line in late September 2001, following pipeline installation.

~ VERMILION 261 (75% WORKING INTEREST) - The A-8 well was drilled in May 2001 to a depth of 10,500 feet and encountered 39 feet of gas pay in Pliocene age sands. The well was brought on line in June 2001 at a rate of 5.4 mmcfe/d.

~ SHIP SHOAL 277 (100% WORKING INTEREST) - The A-8 Sidetrack #1 well was drilled in June to a depth of 9,563 feet. The well discovered 19 feet of gas pay in Mid-Pleistocene age sands. The well was brought on line July 2001 at a rate of
4.2 mmcfe/d.

~ SOUTH PELTO 6 #3 (35% WORKING INTEREST) - The #3 well was drilled in April to a depth of 12,000 feet and encountered 37 feet of gas pay in the Bastion Bay #2 sand. The well is awaiting pipeline installation with a targeted start-up in September 2001.

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WESTERN REGION

~ GREEN RIVER BASIN, WYOMING (66% - 100% WORKING INTEREST)

At the Wild Rose Prospect, Forest is moving a rig into the Washakie Basin to begin drilling a 15 well program that will continue into 2002. These 11,000-foot wells will test the Lewis and Almond formations.

~ ANADARKO BASIN, OKLAHOMA  (30% - 50% WORKING INTEREST)

Forest is the operator of the East Apache Field and is currently drilling two 19,000-foot Springer sand development wells. The Freda Mae 1-25 and the Belcher 4-23 are scheduled to be completed in October 2001.

Forest is participating in two exploratory wells near the East Apache Field. The Redwine 1-7, a 13,650-foot Springer test, is currently drilling. The Jerry 1-30, a 16,500-foot Springer test, is expected to commence drilling in mid-August.

~ GOMEZ FIELD, TEXAS (45% - 92% WORKING INTEREST)

Forest is the operator of the Ophal Dunlap 1-18 sidetrack, which is a 15,300-foot horizontal test of the Wolfcamp formation. The Leon #2 well is a 16,000-foot horizontal Wolfcamp formation test that is currently drilling. Forest will take over operations at completion point. Both of these wells should be completed in September or early October 2001.

INTERNATIONAL

~ SOUTH AFRICA, IBHUBESI (70% WORKING INTEREST)

The Pride SSD rig contract for the four well exploration/delineation program was released in June 2001 after the completion test at A-Y1. Forest tested three zones in the A-Y1 well. These zones tested at an aggregate rate of 71.4 mmcf/d and 1,376 bbls/d of condensate or approximately 80 mmcfe/d, the highest reported well test rate in the thirty-year history of oil and gas drilling offshore South Africa. The four wells tested at Ibhubesi have combined test rates in excess of 190 mmcfe/d.

With the successful conclusion of the drilling program, third party reserve verification is in progress and commercialization options are being pursued.

~ ALBANIA (37.5% WORKING INTEREST)

The Shpiragu #1 well is currently sidetracking at 4,970 meters. A projected final total depth of 5,400 to 5,500 meters should be reached by September 2001.

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EARNINGS RELEASE AND TELECONFERENCE CALL

Forest Oil Corporation will release second quarter 2001 earnings results and updated forecast information Wednesday, August 8, 2001, after market close. Company's management will hold a teleconference on Thursday, August 9, 2001 at 10:00 a.m. Eastern Standard Time to review the second quarter 2001 results. If you would like to participate, please call toll-free 888/781-5307 (for U.S./Canada) and 706/634-0611 (for International).

A replay will be available from Thursday, August 9th through Friday, August 17th. You may access the replay by dialing toll free 800/642-1687 (for U.S./Canada) and 706/645-9291 (for International), reservation #420283. Please note that the reservation number is not needed to access the teleconference.

FORWARD-LOOKING STATEMENTS

This news release contains certain statements that may be regarded as "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, that address activities that the Company plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future are forward-looking statements. The forward-looking statements provided in this press release are based on management's examination of historical operating trends and its current belief as to the outcome and timing of future events. Forest cautions that its future natural gas and liquids production, revenues and expenses and other forward-looking statements are subject to all of the risks and uncertainties normally incident to the exploration for and production and sale of oil and gas. These risks include, but are not limited to price volatility, inflation or lack of availability of goods and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating future oil and gas production and reserves, and other risks as described in Forest's 2000 Annual Report on Form 10-K as filed with the Securities and Exchange Commission. Also, the financial results of Forest's foreign operations are subject to currency exchange rate risks. Any of these factors could cause Forest's actual results and plans to differ materially from those in the forward-looking statements.

                                   * * * * * *

Forest Oil Corporation is engaged in the acquisition, exploration, development, production and marketing of natural gas and crude oil in North America and selected international locations. Forest's principal reserves and producing properties are located in the United States in the Gulf of Mexico, Louisiana, Texas and Alaska, and in Canada in Alberta and the Northwest Territories. Forest's common stock trades on the New York Stock Exchange under the symbol FST. For more information about the Company please visit our website at www.ForestOil.com.

August 8, 2001

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